Securities and Exchange Commission
                             Washington, D.C.  20549



                                    FORM 8-K/A




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





        Date of Report (Date of Earliest Event Reported): June 16th, 2000




                        Commission File Number:   0-30018



                             MERIDIAN HOLDINGS, INC.
             (Exact name of registrants specified in its charter)




               COLORADO                                 52-2133742

      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)                Identification No.)


                         900 Wilshire Avenue, Suite 500
                          Los Angeles, California 90017
                       (213) 627-8878 Fax: (213) 627-9183



    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)

ITEM  5.  OTHER  EVENTS

     On June 16, 2000, pursuant to an "Irrevocable proposal for purchase of assets of Sirius Computerized Technologies Limited ("SCTL")", an Israel Limited liability Company, approved by the board of directors, the registrant submitted an offer to purchase all the assets of "SCTL" for the sum of $2.7 million plus VAT, to Mr. Amir Dolev, Advocate, receiver and temporary Liquidator for "SCTL" appointed as per the respective decisions of the district courts of Tel Aviv and Jerusalem in the state of Israel following a Bankruptcy proceedings. On the same date by way of unanimous consent, the board of directors of the registrant approved the acceptance of a one year interest free loan from Anthony
C. Dike, Chairman and CEO of the registrant in the amount of $3.2 million, to be used for the purchase of "SCTL" assets and initial working capital.

     On June 29, 2000, the registrant was notified that its offer to purchase all the assets of "SCTL" have been approved by the district courts of Tel Aviv and Jerusalem in the state of Israel.

     On June 30th, the registrant entered into a "Master Value-Added Reseller" agreement with InterCare.com-dx, Inc., "aka" InterCare.com (a California Corporation) also a subsidiary of the registrant, to resell and provide levels 1 and 11 maintenance and support for the Medmaster Suite Of software programs on a global basis.

ITEM  7.    FINANCIAL  STATEMENTS  AND  EXHIBITS

     (a)    FINANCIAL  STATEMENTS  OF  BUSINESSES  ACQUIRED.
            (None)

     (c)    EXHIBITS.

EXHIBIT ITEM.     DESCRIPTION
------------     -------------

Exhibit  A   -   Irrevocable  Proposal  for  Purchase  of  Assets  of  Sirius
                 Computerized  Technologies  Limited  and  attachments
                 (Filed  in  paper)

Exhibit  B   -   Decisions  of  the  district  Court  of  Tel-Aviv and Jerusalem
                 (Israel)  regarding  the  proposed  asset  purchase.
                 (Filed  in  paper).

Exhibit  C   -   Form  of  Loan  Agreement  between  Anthony  C.  Dike,  and the
                 Registrant.  (Filed  in  paper).

Exhibit  D   -   Written  Consent  of  the  Board of Directors of the Registrant
                 authorizing the acceptance of a one year interest free loan from Anthony C. Dike, its Chairman and CEO.(Filed in paper).

Exhibit  E   -   Written  Consent  of  the  Board  of  Directors  of  the
                 Registrant  authorizing  the  Asset  Purchase.

Exhibit  F   -   Master  Value-Added  Reseller  Agreement between the registrant and  Intercare.com.(including  appendices  and  exhibits).

Exhibit  G   -   Form  of  Press  Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Meridian  Holdings,  inc.
                                       (Registrant)

Date:  July 11, 2000                     By:/s/  Anthony  C.  Dike
                                      -----------------------------------------
                                         Anthony  C.  Dike
                                         (Chairman, Chief Executive Officer,
                                          and Secretary)

                                    EXHIBIT E

                                WRITTEN CONSENT
                               OF THE DIRECTORS OF
                             MERIDIAN HOLDINGS, INC.
                             A Colorado corporation

Pursuant to the authority of Section 7-108 of the Colorado Business Corporation Act, the undersigned, being the Board of Directors of Meridian Holdings, Inc., a Colorado corporation, does hereby adopt the following recitals and resolutions:

1. Irrevocable Proposal For Purchase Of Assets Of Sirius Computerized Technologies Limited ("SCTL")

     WHEREAS, on February 7, 2000 A receiver had been appointed for SCTL and on June 7, 2000, he was appointed as temporary Liquidator for SCTL ('the Receiver") as per the respective decisions of the district Court of Tel-Aviv and Jerusalem, respectively; and

     WHEREAS, the Receiver requested offers for purchase of the assets of SCTL; and
     WHEREAS, the Receiver acts only in his capacity as receiver and temporary Liquidator of SCTL without any personal responsibility whatsoever,

    WHEREAS, this Corporation on June 16, 2000 submitted an irrevocable Proposal for the Purchase of Assets Of Sirius Computerized Technologies Limited ("SCTL"), to the Receiver/Liquidator in Tel- Aviv, Israel, in the amount of $2.7 million plus VAT, subject to the approval of district courts of Tel- Aviv and Jerusalem, Israel. (a copy of the Irrevocable Proposal for Purchase of Assets of "SCTL" enclosed as Exhibit A ).

NOW  THEREFORE  BE  IT  RESOLVED,  that the Irrevocable Proposal attached hereto as
Exhibit A and provided to the Board of Directors, pursuant to which among other things, the following actions are authorized: (i) Purchase Of Assets of Sirius Computerized Technologies Limited ("SCTL"), in the amount of $2.7 million, subject to the approval of the district courts of Jerusalem and Tel Aviv, Israel.(ii) This Corporation shall bear the costs of operation of the receivership effective as of July 1, 2000 and until completion of payment of the consideration hereunder in full. Such cost including attorney's fees, are estimated to be $10,000 plus V.A.T per month. Other details of this transaction is enclosed in the Exhibit A attached).

RESOLVED FURTHER, that the officers of this corporation be, and each of them acting alone hereby is authorized and empowered to execute and deliver, or cause to be executed and delivered, in the name and on behalf of this corporation, the Agreement and any Related Agreements to which this corporation is a party, each In substantially the form of the drafts of such documents presented to the Board of Directors but with such change therein or amendments thereto as any officer of this corporation shall approve, such approval to be conclusively evidenced by such officer's execution thereof, and

2.     General  Authority

RESOLVED, that the officers of this corporation, and any of them, be, and they hereby are, authorized, empowered and directed for and on behalf of this corporation and in its name to execute, deliver and cause the performance of all such further documents and to take such further actions as such officer, or any of them, may in their discretion deem necessary, appropriate or advisable in order to carry out and perform the intent of the foregoing resolutions.

Dated June 16, 2000

                                   /s/ Anthony C. Dike
                                   -------------------------------
                                   Anthony  C.  Dike, Chairman/CEO

                                   /s/ Philip Falese
                                   --------------------------------
                                   Philip Falese, Chief Financial Officer

                                   /s/ James Truher
                                  --------------------------------
                                   James Truher, Director

                                   /s/ Scott Wellman
                                  --------------------------------
                                   Scott Wellman, Director

                                   /s/ James Kyle 11
                                  --------------------------------
                                   James Kyle 11, Director

                                  /s/ Marcellina Offoha
                                  --------------------------------
                                   Marcellina Offoha,

                                Exhibit  F


                 MASTER  VALUE  ADDED  RESELLER  AGREEMENT

Between:


Meridian  Holdings,  Inc.
of  900  Wilshire  Blvd.,  Suite  500
Los  Angeles,  CA  90017
("Meridian")


and:


InterCare.com,  Inc.  (aka  "InterCare.com-dx,  Inc.)
of  900  Wilshire  Blvd.,  Suite  508
Los  Angeles,  CA  90017
("InterCare")


Effective  as  of  June  30,  2000


                                 P r e a m b l e


Whereas Meridian develops, manufactures and markets software products for clinical workstations and central data repositories, and desires to cooperate strategically with companies on a Global basis in connection with marketing, sales, implementation, system integration and support services of its MedMaster product line; and

Whereas     Meridian  markets  and  sells  software  products  to the healthcare information systems and services marketplace, and has decided to strategically pursue the Healthcare IT solutions market in North America; and

Whereas: both parties desire to enter into a non-exclusive relationship, pursuant to which Meridian and InterCare will cooperate in the North American healthcare information systems market in order to enable InterCare to market, sell, support and provide services for Meridian MedMaster Products.

NOW,  THEREFORE,  the  parties  hereby  agree  as  follows:

1.     Definitions
       -----------

In addition to the words, terms and phrases elsewhere defined in this Agreement, each of the following terms, when used herein, shall have the respective meaning set forth next to such term:

"Critical Support" means support services provided 7 days a week, 24 hours a day with respect to the following critical Products problems which a qualified level 1 support staff, using procedures and tools provided by Meridian with the Products, cannot resolve on its own:

(a) A VMDB Engine installed at the customer site is down, the backup server cannot be activated by the qualified level 1 support staff to replace the failed VMDB Engine, and as a result the entire MedMaster CDR is down

(b) There is a problem with one or more of the MedMaster CDR or MKB databases or the IntegrationMaster Engine, which prevents access from all application Products, the backup server cannot be activated by qualified level 1 support staff to replace the failed MedMaster CDR or MKB databases, or the IntegrationMaster Engine, as the case may be, and as a result the entire MedMaster CDR is down.

The terms and conditions before InterCare offers or commits to its customers or to its VARs customers to a higher level of Critical Support exceeding this level will be mutually agreed upon between InterCare and Meridian prior to any such offer or commitment.

"Level 1 Support and Maintenance Services" means help-desk telephone hot-line support services available to Products' customers, providing answers to questions related to the use of Products licensed by such customers.

"Level 2 Support and Maintenance Services" means resolution of problems encountered pursuant to the use or installation of the Products licensed by a customer, determining if a potential error exists and attempting to correct such problem without source code intervention. These services are provided to qualified Level 1 Support and Maintenance staff only.

"Level 3 Support and Maintenance Services" means investigation of errors in the Products reported by customers, correction of errors in the Product's source code, and incorporation of such error correction in a product fix release. These services are provided to qualified Level 2 Support and Maintenance staff only.

"Products" means the MedMaster products listed in Appendix A to this Agreement, as amended by Meridian from time to time.

"Purchase Price of Products" means the actual sum per contract due to Meridian from InterCare as a result of InterCare selling the Products to InterCare's customers as prime contractor, or as a result of InterCare selling the Products to its VARs who then resell the Products to such VARs' Customers.

"Purchase Price of Annual Support and Maintenance Services" means the actual sum per contract due to Meridian from InterCare as a result of Meridian providing to InterCare back-to-back Level 3 Support and Maintenance Services.

"Standard Support" means Level 2 and 3 Support and Maintenance Services provided by the InterCare support center to qualified level 1 support staff of customers and/or qualified level 1 support staff of InterCare VARs during normal business hours, Monday through Friday, 08:00 - 17:00 Eastern Standard Time (EST), excluding weekends and holidays.

"InterCare Customer" means a healthcare organization licensing Products from InterCare.

"InterCare VAR" means a lawfully incorporated corporation in the Territory, which signs a definitive VAR agreement with InterCare to market and sell Products in the Territory, and to provide services in conjunction with the Products in the Territory to prospects and customers. InterCare VAR shall be subject to all the obligations and commitments InterCare has in this Agreement, and may have rights not superior to the rights granted to InterCare under this Agreement.

"Territory"  means  North  America.

"VAR" means a value added reseller of the Products in the Territory, other than InterCare.

"VAR  Customer"  means  a healthcare organization licensing Products from a VAR.

2.     License
       -------

Meridian hereby grants InterCare the non-exclusive right to market, sell, support and provide services related to the Products in the Territory. For this purpose, and subject to the provisions of the standard Software Licensing Agreement (Appendix G to this Agreement), Meridian hereby grants InterCare a fully paid-up right to use, display, copy, reproduce, prepare or have prepared derivative works of the Products solely for the following internal purposes: demonstration, technical promotion activities, internal education of InterCare's employees or its prospects, training of InterCare employees, training InterCare VARs' employees, training InterCare Customer's employees and/or training VAR Customer's employees in conjunction with marketing, sales, services activities of Products, and support services provided by InterCare to its customers and/or InterCare VARs and/or Meridian VARs in conjunction with Products.

InterCare shall not have any rights with respect to the Products in any territory other than the Territory, except with the prior written approval of Meridian. Meridian, in its sole discretion, may grant exclusive marketing, sales or support rights to a third party in the Territory or any part thereof, and in such event Meridian may, upon not less than 60 days' notice, terminate InterCare's rights with respect to such territories.

3.     Nature  of  Relationship
       ------------------------

The parties to this Agreement are acting solely as independent entities. Nothing herein shall be deemed to create any other relationship, including, without limitation, that of partnership, joint-venture, or any other type of relationship between the parties. The employees of each party shall not be considered the employees of the other party for any purpose.

Nothing in this Agreement shall restrict either of the parties from entering into any other relationship with any third party, subject to compliance with the commitments and obligations of each party under this Agreement and Appendix E to this Agreement.


4.     InterCare  Obligations
       ----------------------

InterCare shall be a non-exclusive, value added reseller entitled to offer, market, sell and provide various implementation and system integration services for the Products as part of turn-key solutions to healthcare organizations in the Territory. Only InterCare employees who have been sufficiently trained and officially qualified by Meridian shall be entitled to be engaged in any activity with any third party in the Territory, regardless of whether such third party is a prospect, customer or VAR. In this role, InterCare shall have primary responsibility for the following:

a)     Marketing  and  Sales

Marketing and sales activities to its VARs, prospects and customers. This includes the ability to demonstrate the products from a clinical, technical and managerial point-of-view to clinical and technical decision makers and management personnel of potential customers. Except with the prior written approval of Meridian, InterCare shall not offer or commit to its customers Products and/or functionality and/or services which have not been made generally available by Meridian to all of its marketing, sales and system integration channels in the Territory.

InterCare shall aggressively market and sell the Products by, among other things, direct contacts, media publications, and participation in trade shows, exhibitions, privately-held customer conferences.

b)     RFQ  /  RFI  /  RFP  Proposals  Preparation

Preparation and submission of proposals to VARs, prospects and customers. InterCare will be the prime contractor, and the single point-of-contact in establishing the relationship with InterCare Customers.

c)     Sales  /  Final  Contract  Signing  with  Customers

Negotiations and final contract terms and conditions with VARs and/or customers regarding the Products and its associated services.

InterCare, as prime contractor, will also provide the license of the Products to its VARs and customers as a part of the final contract with its VARs and such VARs' customers.

d)     Product  Installation,  Implementation  and  System  Integration

Installation, implementation and system integration of the Products at customer sites, as an integral part of the services to be offered as a turn-key solution to Products' customers that purchase the Products from InterCare or InterCare VAR.

e)     Process  re-engineering  /  System  Integration

Process re-engineering and system integration services to its VARs, prospects and customers, as a part of the services required to provide a turn-key solution in any Products installation, implementation and utilization. Process re-engineering services may be sub-contracted by InterCare or VARs to a third party consulting firm, which is adequately trained and officially pre-approved by Meridian as qualified for such purpose prior to such third party consulting firm being offered to the customer or providing any such services.

f)     Training

InterCare will offer various levels of training to its customers. Training sessions and/or courses relating to the Products independently developed by InterCare shall be subject to Meridian review and written approval prior to InterCare's offering and/or committing and/or executing such services to any third party.

g)     Level  1,  Level  2  and  Level  3  Support  and  Maintenance  Services

Contracting and providing Level 1 (optional), Level 2 and Level 3 Support and Maintenance Services to InterCare Customers or VARs' Customers, under an annual MedMaster Maintenance and Support Contract with such customers.

InterCare shall not enter into any commitments or agreements with InterCare Customers and/or VARs Customers for providing Level 3 Standard Support services and Critical Support services (other then financial terms and conditions) which are not consistent with the terms and conditions between Meridian and InterCare in connection with providing these services, as defined in this Agreement.

h)     Technical  Network  Infrastructure  for  Remote  Maintenance

Set up a network / communication infrastructure which will enable both InterCare and (when necessary) Meridian to conduct support, maintenance and product installation by remote control from its support / maintenance hubs. Once such infrastructure is installed and successfully activated by InterCare, InterCare will be responsible to provide Meridian with secure access into such infrastructure. InterCare or InterCare VARs' customers or Meridian VARs' customers who refuse to enable installation and continuous availability of such remote access infrastructure will be subject to higher annual maintenance and support fees, as determined by Meridian and InterCare on a case-by-case basis.

InterCare, as sub-contractor to other non-exclusive Meridian channels in the Territory, may be responsible for:

i) Sub-contracting of Level 1, Level 2 and Level 3 Support and Maintenance Services

Providing MedMaster Level 1 (optional), Level 2 and Level 3 Support and Maintenance Services, subject to separate agreements.

j)     Additional  Support  and  Services  provided  by  InterCare  to  Meridian

If requested by Meridian, InterCare shall, in accordance with purchase orders from Meridian, provide Meridian, Meridian channels or Meridian customers of the Products with additional services in the following areas, as a sub-contractor to
Meridian:

     -  Marketing  and/or  technical  marketing  assistance  services
     -  Sales  and/or  technical  sales  assistance  services
     -  Proposal  preparation  and/or  negotiation  assistance  services
     -  Contract  preparation  and/or  negotiation  assistance  services
     -  Project  management  assistance  services
     -  Training  assistance  services
     -  Implementation  assistance  services

These services shall be provided by InterCare to Meridian based upon the cost of professional services provided by InterCare, as defined in Appendix C to this Agreement.

InterCare  will  further  be  responsible  for  the  following:

k)     Final  Documentation  Production

InterCare may develop and produce quality marketing / technical documentation relating to the Products, which may be used only subject to prior written approval of such materials by Meridian, or use marketing / technical documentation material designed and developed by Meridian, as made generally available in magnetic media format by Meridian from time to time, for reproduction by InterCare. Any modification by InterCare or InterCare VARs of documentation materials developed and provided by Meridian shall be subject to Meridian written pre-approval.

l)     MedMaster  New  features  /  functionality  specification  support

InterCare will continuously assess and regularly report to Meridian on the needs of the healthcare market with regard to new features and functionality in the Products. InterCare will make recommendations to Meridian concerning needs and priorities relating to future developments and enhancements to the Products line.


5.     InterCare  Representations,  Warranties  and  Covenants
       -------------------------------------------------------

InterCare  represents,  warrants  and  covenants  that:

a) all information, materials and services furnished by InterCare under this Agreement will be warranted to conform to the commercial practices InterCare uses for its own commercial accounts.

b) it shall not utilize any announcements, marketing or demonstration materials, or products containing the name, copyrights or trademarks of Meridian without the prior approval of Meridian (which approval shall not be unreasonably withheld).

c) it has sufficient resources to perform all of its obligations and commitments under this Agreement.

d) it has all intellectual property rights and licenses for any product (other than the Products), materials, or services that are necessary to perform its obligations under this Agreement.

e) it has obtained or will obtain and maintain all necessary governmental approvals and licenses for the performance of its obligations under this Agreement.

f) any presentation, commitment, document, proposal or contract, either oral or in writing, made by InterCare to a third party in relation to Meridian and/or the Products and related services, will fully comply with the terms and conditions of this Agreement.

g) during the term of this Agreement and for an additional period of 24 (twenty four) months after its expiration or termination, it will not directly or indirectly develop or assist to develop any products and/or services which are similar to or compete with the Products and/or its related services.

h) in entering into this Agreement, it has not relied on any promises, inducements, or representations by Meridian except those expressly stated in this Agreement.

6.     Meridian  Obligations
       ---------------------

     Meridian  shall  have  primary  responsibility  for  the  following:

a)     Integrated  Architecture  Design

Determining customer requirements, preparing high-level design, preparing low-level design with the development of an architecture of an Integrated Healthcare Delivery System solution for partners, prospects and customers in the Territory, with the Products, including the Central Data Repository based on VMDB, serving as the core of such architecture.

b)     MedMaster  Products  Development

Meridian shall continue to develop and enhance the Products as commercially required and justified.

c)     InterCare  Training

Meridian shall make available to InterCare and/or InterCare VARs and/or InterCare customers and/or InterCare VARs' customers a variety of training sessions, at InterCare's request, in the following areas:

     -  General  architecture  of  MedMaster
     -  Hardware  configuration  for  MedMaster  settings
     -  MedMaster  installation  and  set-up
     -  System  Administration  of  MedMaster
     - Marketing MedMaster to physicians (requires InterCare on-staff physician(s)/Medical Assistant(s)/Nurse(s))
     -  Marketing  MedMaster  to  CIOs  /  MIS  professionals
     -  MedMaster  products  functionality  and  workflow
     -  MedMaster  System  Integration
     -  MedMaster  implementation  project  management

d)     Initial  MedMaster  Documentation

Meridian will develop the initial raw documentation materials for the Products line. Meridian will transfer such materials to InterCare in magnetic media form, and InterCare may then prepare and produce final MedMaster documentation to be delivered by InterCare to its customers or InterCare VARs or InterCare VARs' customers.

Meridian will make available to InterCare any source material on magnetic media relating to marketing and/or technical documentation of MedMaster which is made generally available by Meridian to all of its non-exclusive marketing, sales and system integration channels in the Territory.

e)     Technical  Marketing  Support

Meridian will provide to InterCare and/or InterCare VARs technical marketing support services in the following areas:

     -  Preparation  of  proposals  to  prospects
     -  Preparation  of  final  contracts  with  prospects
     - Hardware and network design and configuration for MedMaster contracts and implementations
     -  Integrating  MedMaster  with  third-party  products
     -  MedMaster  installation  and  operation  procedures and trouble-shooting

f)     Marketing  and  Sales  Support

Meridian will assist InterCare in its efforts to market and sell the Products as prime contractor to its VARs and prospects.

g)     Level  3  Maintenance  and  Support  Services

Meridian shall provide InterCare with back-to-back Level 3 Support and Maintenance Services. Such back-to-back services shall include Standard Support and Critical Support services. The terms and conditions of providing these back-to-back services are defined in Sections 10 c) and 10 d) in the Agreement

h)     Additional  Support  and  Services  provided  by  Meridian  to  InterCare

Meridian  shall  provide  InterCare  additional services in the following areas:

-  VMDB  data  modeling  consulting
-  VMDB  System  integration  consulting
-  Workflow  re-engineering  consulting
-  Training  consulting
-  Installation  consulting
-  Implementation  consulting
-  Utilization  consulting

When InterCare has developed adequate skills to provide similar services as those described in this section, and only after InterCare employees were sufficiently trained and qualified by Meridian to provide some or all of such services, then InterCare, in the prime contracting role, may also be granted by Meridian the right to provide such services to Products' customers.

The scope, location and cost of the services to be provided by Meridian to InterCare under Sections 6. c), e), f) and h) will be subject to separate agreements between the parties on a case-by-case basis and the submission of purchase orders by InterCare to Meridian, based on the terms and conditions of Meridian professional services as defined in Appendix B to this Agreement.

7.     Meridian  Representations,  Warranties  and  Covenants
       ------------------------------------------------------

Meridian  represents,  warrants  and  covenants  as  follows:

a) to the best of its knowledge, Meridian has all intellectual property rights and licenses necessary to perform its obligations under this Agreement.

In the event that Meridian receives notice of an alleged infringement of a third party's intellectual property rights, Meridian shall have the option, at its expense, to attempt to cure such infringement by (i) procuring the right for InterCare and end users of the Products to continue to use the Products, (ii) modifying the Products so that they are no longer infringing while retaining at least equivalent functionality, or (iii) replacing the affected Products with other products of at least equivalent functionality.

b) it has sufficient resources to perform all of its commitments and obligations under this Agreement.

c) the media on which the Products are delivered are free from defects, and to the best of its knowledge the Products do not contain any (i) viruses which would cause the Products to malfunction or to cease functioning, or (ii) data related disabling code. Furthermore, Meridian agrees to use its best efforts to prevent any such viruses or disabling code from being incorporated into the products. In the event that Meridian becomes aware of any such viruses or disabling code in the Products, Meridian will immediately notify InterCare, and shall take appropriate measures to remove such viruses or disabling code from the Products.

The sole remedy for any breach of the warranty contained in this subsection shall be replacement of the defective media or Product.

THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

IN NO EVENT SHALL MERIDIAN BE LIABLE FOR ANY OTHER DAMAGES WHATSOEVER(INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFIT, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OF OR INABILITY TO USE MERIDIAN PRODUCTS, EVEN IF MERIDIAN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY CASE, MERIDIAN' ENTIRE LIABILITY UNDER ANY PROVISION OF THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT ACTUALLY PAID BY THE InterCare CUSTOMER FOR THE PRODUCTS.

d) it has obtained or will obtain and maintain all necessary governmental approvals and licenses for the performance of its obligations under this Agreement, and the Products comply or will comply (if necessary) with all applicable U.S. laws and governmental regulations.

8.     Limitations
       -----------

 a) Neither party to this Agreement shall be entitled to unilaterally withdraw from any of its commitments, as outlined in a signed proposal or contract with a customer, unless the other party to this Agreement agrees to such withdrawal in advance and in writing. If one party takes such action unilaterally, the other party shall be entitled: (1) to terminate this Agreement immediately, and (2) to take legal action against the other party, which will entitle it to indirect, incidental, or consequential damages, including lost profits, and reasonable attorney fees.

b) Except for Section 8 (a), neither party shall be entitled to indirect, incidental, or consequential damages, including lost profits, based on any breach or default under this Agreement.

c) Except for Section 9 (a), each party`s total liability under this Agreement shall be limited to the money actually paid to the party for MedMaster Products by a specific customer.

d) No action, regardless of form, arising out of this Agreement may be brought by any party more than two (2) years after the cause of action has occurred or the such party became or should have become aware of the cause of action.

9.     Software  Rights
       ----------------

a) Any contract signed between InterCare and: (a) a VAR, or (b) an InterCare customer relating to the Products must incorporate the standard MedMaster Software Licensing Agreement Template, attached as Appendix G to this Agreement.

b) All intellectual property rights resulting from any know-how, concepts, methodologies, technology, products, modules or components independently developed by Meridian, Meridian' sub-contractors, Meridian' affiliates or any third party relating to the Products shall be the sole and exclusive property of Meridian. Nothing contained in this Agreement shall be deemed to transfer title to any intellectual property rights, any other asset or any other property, whether tangible or intangible, from Meridian to InterCare or to any other third party.

10.     Revenue  Sharing
        ----------------

a)     Revenue  to  Meridian from Sales of Products by InterCare to customers as
       -------------------------------------------------------------------------
prime  contractor
 ----------------

     Revenue to Meridian from InterCare sales of Products to customers as prime contractor are defined in Appendix H to this Agreement. This Appendix shall be reviewed annually by both parties, and shall be amended from time to time if both parties mutually agree upon different terms and conditions.

     InterCare, in its sole discretion, shall define the actual selling price of Products to its customers where InterCare is prime contractor, as long as such price is not greater than the Products generally available list-price as defined in Appendix A.

b)     Revenue  from  Sales  of  Products  by  InterCare  to  InterCare  VARs
       ----------------------------------------------------------------------

     Revenue to Meridian from InterCare sales of Products to its VARs is defined in Appendix H to this Agreement. This Appendix shall be reviewed annually by both parties, and shall be amended from time to time if both parties mutually agree upon different terms and conditions.

     InterCare VAR, in its sole discretion, shall define the actual selling price of Products to its customers where the VAR is prime contractor, as long as such price is not greater than the Products generally available list-price as defined in Appendix A.

c)     Revenue from Annual Maintenance and Support Fees where InterCare is prime
       -------------------------------------------------------------------------
contractor  or  an  InterCare  VAR  is  prime  contractor
---------------------------------------------------------

     Beyond the 90 day warranty (to be provided at no additional cost to the Products customer by InterCare and Meridian), following the date any of the Products is first installed by InterCare or InterCare VAR in any customer's site (including, but not limited to training class facility, product functionality assessment or pilot setting), Products customers must commit to InterCare or InterCare VAR in the contract between InterCare or InterCare VAR and the customer to continuously purchase and pay for Annual Maintenance and Support Services, covering at least Level 2 and Level 3 Standard Support Services and complementary Critical Support Services.

     InterCare, in its sole discretion, shall define the Annual Maintenance and Support Fees for the Products as a percentage of the then generally available list price of all the Products purchased by the Products customer. Annual Maintenance and Support Fees relate to providing Standard Support Services and complementary Critical Support Services. The terms and conditions of any other extended annual Maintenance and Support Services commitment offered or committed to by InterCare or InterCare VAR to prospects or customers shall be agreed by the parties to this Agreement in advance and in writing prior to such offer or commitment.

     In return for Meridian providing back-to-back Level 3 Maintenance and Support Services to InterCare (covering Standard Support Services and complementary Critical Support Services), InterCare shall pay Meridian annually per each InterCare Customer and/or InterCare VAR Customer contracting with InterCare for these Annual Maintenance and Support Services, a sum equal to 9% of the aggregate Products licenses list price then in effect (and in case a product and/or module is no longer sold, but is still under service, the product/module last generally available list price) for all of the Products purchased by such customer. The sum payable by InterCare to Meridian, subject to the terms and conditions of this Section, shall be the Purchase Price of Annual Support and Maintenance Services for all purposes.

     Any Products customer who ceases paying annual Support and Maintenance Fees and subsequently wishes to renew the annual Support and Maintenance Services shall be obliged to pay a penalty fee, to be agreed upon between the parties to this Agreement.

d)     Revenue  from  Annual Maintenance and Support Fees where prime contractor
       -------------------------------------------------------------------------
is  neither  InterCare  nor  InterCare  VAR.
 -------------------------------------------

     Subject to the establishment of a MedMaster customer support center by InterCare which is operated by professional, trained and qualified InterCare support staff employees, InterCare may provide Level 1 (optional), Level 2 and Level 3 Maintenance and Support Services to Products' customers where another Meridian VAR is the prime contractor and provider of Products to such customers.

     InterCare may provide these services either directly to such customers or in a back-to-back contract with a qualified Meridian VAR (serving as prime contractor), provided that all the terms and conditions of these services the associated payments fully comply with the terms and conditions set forth in
Section  10(c)  above.

e)     Other  Services  provided  by  InterCare
       ----------------------------------------

     InterCare shall be entitled to retain all revenues resulting from the following services provided by InterCare to Products customers in contracts initiated, led and signed by InterCare as prime contractor, as long as Meridian is not required to provide any assistance to InterCare:

     -  Workflow  /  Process  re-engineering
     -  Consulting
     -  System  analysis
     -  Network  /  Infrastructure  design
     -  Hardware  /  Network  sales  and/or  set-up
     -  Hardware  /  Network  maintenance  and  support
     - Third-party software products sales, installation, training, support and maintenance
     -  MedMaster  Software  Installation  and  Configuration
     -  Customer's  staff  training
     -  On-site  Implementation
     -  On-site  Integration  services

11.     List-price  of  Products  and  Services
        ---------------------------------------

a) The currently generally available list-price for the Products is set forth in Appendix A to this Agreement. Meridian may, from time to time upon not less than 60 days' notice, make generally available new list-prices to all of its marketing, sales and system integration channels in the Territory. Any proposal submitted to a potential customer prior to the effective date of a change will be subject to the previous generally available list-price.

b) Meridian' and InterCare's current generally available list-prices for professional services are set forth in Appendix B and Appendix C to this Agreement, respectively. Either Meridian or InterCare may, not more frequently than twice a year and upon at least 30 days' notice, make generally available new list-prices for its services to all of its marketing, sales and system integration channels in the Territory. Any proposal submitted to a customer prior to the effective date of a change will be subject to the previous generally available list-price.

12.     Payment  Schedule
        -----------------

a)     Payments  for  the  Products  where  InterCare  is  prime  contractor
       ---------------------------------------------------------------------

InterCare, when acting as prime contractor with its customers, will pay Meridian on behalf of Products purchased according to the following payment schedule, assuming timely delivery of the Products by Meridian to InterCare when InterCare signs a final contract with its customer:

(1) 40% of the Purchase Price of Products within 30 days following signature of a final contract between InterCare and a InterCare customer. (the "InterCare Contract Signature Date").

(2) 20% of the Purchase Price of Products within no more than 90 days after the InterCare Contract Signature Date.

(3) the remaining 40% of the Purchase Price of Products in no more than 4 equal installments, with the first payment to be no later than 145 days following the Signature Date and the last payment to be no later than 270 days following the InterCare Contract Signature Date.

The payment schedule of the Purchase Price for Products is in no way dependent upon any payment terms and conditions between InterCare and its customer, provided that Meridian has no development commitment to InterCare in connection to the Products purchased. If, per specific contract between InterCare and its customer, Meridian commits in advance and in writing to additional Products development, then Meridian and InterCare may mutually agree upon another payment schedule.

Any payments terms and conditions other the ones specified in this Section 12 a) shall be mutually agreed in advance and in writing between the parties to this Agreement on a case-by-case basis.

In no case shall the payment terms between InterCare and its customer more favorable than the payment terms specified above.

b)     Payments  for  the  Products  where  InterCare  VAR  is  prime contractor
       -------------------------------------------------------------------------

InterCare, when InterCare VAR is acting as prime contractor with its customer, will pay Meridian on behalf of the Products purchased according to the following payment schedule, assuming timely delivery of the Products by Meridian to InterCare when InterCare VAR signs a final contract with its customer:

(1) 40% of the Purchase Price of Products within 30 days following signature of final contract between InterCare VAR and its customer. (the "VAR Contract Signature Date").

(2) 20% of the Purchase Price of Products within no more than 90 days after the VAR Contract Signature Date.

(3) the remaining 40% of the Purchase Price of Products in no more than 4 equal installments, with the first payment to be no later than 145 days following the Signature Date and the last payment to be no later than 270 days following the VAR Contract Signature Date.

It is mutually agreeable between the parties to this Agreement, that the payments schedule on behalf of the Purchase Price for Products are completely disconnected from any payment terms and conditions between InterCare VAR and its customer, as long as when the final contract between InterCare VAR as prime contractor and its customer is signed, Meridian has no development commitment to InterCare in connection to the Products purchased. If, per specific contract between InterCare and InterCare, Meridian commits in advance and in writing to additional Products development, then Meridian and InterCare may mutually agree upon another payment schedule.

Any payments terms and conditions other the one specified in this Section 12 b) shall be mutually agreed in advance and in writing between the parties to this Agreement on a case-by-case basis.

In no case shall the payment terms between InterCare VAR and its customer more favorable than the payment terms specified above.

c)     Payments  for  Meridian  Level  3  Maintenance  and  Support  Services
       ----------------------------------------------------------------------

InterCare will pay Meridian on behalf of the Purchase Price of Maintenance and Support Services no later than: (1) thirty (30) days following the first day such services are provided, for the period commencing on the first date such services are provided and ended December 31st of the first year, and (2) each January 31st thereafter, in advance, for the Annual Maintenance and Support Services to be provided during that fiscal year; but in either event, InterCare shall pay Meridian no later than seven (7) working days following receipt of payment from the InterCare customer or InterCare VAR customer or Meridian VAR customer.

d)     Payments  for  Other  Meridian/InterCare  Services  and  Expenses
       -----------------------------------------------------------------

At the end of each calendar month, each party shall submit to the other party an invoice for all the services provided, and associated expenses incurred, by such party during such month. Payment for such invoice shall be made no later than the end of the month following the invoiced month period.

13.     Procedures  Governing  Purchases  by  InterCare
        -----------------------------------------------

All purchases of Products or services by InterCare from Meridian shall be governed by Appendix F to this Agreement.

14.     Customer  Satisfaction  Surveys
        -------------------------------

The parties shall jointly develop and implement a system to measure customer satisfaction with the Products and with the services provided by both parties. One party failure to satisfy minimal customer satisfaction levels shall be considered a material breech of this Agreement.

15.     Term
        ----

This Agreement will be in effect for an initial term of twelve months. Upon the expiration of such initial term, this Agreement shall automatically be renewed for successive additional terms of one year each, unless either party gives notice of its intention not to renew the Agreement at least 60 days prior to the scheduled expiration date.

16.     Termination
        -----------

a) Termination for Breach. Either party may terminate this Agreement if the other party breaches or is in default of any obligation hereunder, including but not limited to the failure to make any payment when due, which default is incapable of cure or which, being capable of cure, has not been cured within thirty (30) days after receipt of written notice from the non-defaulting party or within such additional cure period as the non-defaulting party may authorize in writing.

b) Termination for Bankruptcy. Either party may terminate this Agreement upon the filing by or against the other party for any action under any federal, state or other applicable bankruptcy or insolvency law, which is not dismissed or otherwise favorably resolved within thirty (30) days of such event.

c) Additional Cause for Termination. In addition to the foregoing, Meridian may terminate this Agreement with immediate effect if InterCare (i) fails to secure or renew any license, permit authorization or approval for the conduct of its business with respect to the Products; or (ii) challenges, assists a third party in challenging, or fails to assist Meridian in enforcing Meridian' right, title or interest in and to Meridian intellectual property asserted in this Agreement.

d) Effects of Termination. Upon termination or expiration of this Agreement for any reason whatsoever, InterCare shall immediately: (i) cease all use of Products and documentation; (ii) discontinue any use of the name, logo, trademarks, service marks or slogans of InterCare and the trade names of any Products, and shall change its corporate name to one that, in the sole discretion of Meridian, is not confusingly similar to Meridian; (iii) discontinue all representation or statements from which it might be inferred that any relationship exists between InterCare and Meridian; (iv) cease to promote, solicit orders for or procure orders for Products (but will not act in any way to damage the reputation or goodwill of Meridian or any Product); and
(v) return all Products, confidential information and related materials to Meridian.

e) Continuation of Support upon Termination. Notwithstanding anything to the contrary in this Agreement, and provided that InterCare is not in breach of this Agreement, Meridian and InterCare will continue their obligations to each other for the purposes of providing Support and Maintenance Services to end users for up to twelve (12) months after the termination of this Agreement. InterCare may use the Products and other related materials necessary for such Support and Maintenance Services during such twelve (12) month period. InterCare shall be responsible for advising its own customers and its VARs customers of the upcoming termination of Support and Maintenance Services and redirecting them to Meridian for alternate Meridian service providers in the Territory. Upon InterCare's fulfillment of its obligations to its end users pursuant to this section, InterCare shall cease representing itself as a service provider for Products.

f) No Harm Upon Termination. Except as otherwise expressly provided herein, upon the expiration or termination of this entire Agreement or any rights granted to InterCare under this Agreement, InterCare shall not be entitled to, and to the fullest extent permitted by law waives, any statutorily prescribed or other compensation, reimbursement or damages for loss of goodwill, clientele, prospective profits, investments or anticipated sales or commitments of any kind.

g) Responsibilities Upon Termination. Nothing in this Agreement will affect: (i) the rights and liabilities of either party with respect to Products sold to end users prior to termination; (ii) any indebtedness then owing by either party to the other, or (iii) any liability for damages resulting from an actionable breach.

h)     Survival  of  Terms.   Any  portion of this Agreement which by its nature
should  survive termination shall survive and continue in full force and effect.

17.     Source-code  Escrow
        -------------------

     See  Appendix  D  to  this  agreement.

18.     General
        -------

a) Confidential Information. Each party will protect the other party's Confidential Information (as defined below) from unauthorized dissemination and shall use the same degree of care that such party uses to protect its own like information. Neither party will disclose to third parties the other party's Confidential Information without the prior written consent of the other party. Neither party will use the other party's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. For purposes of this section, "Confidential Information" means all items identified as being confidential by the disclosing party, including: (i) any portion of the Products, in object and source code form, and any related technology, ideas, algorithms or any trade secrets; (ii) either party's business or financial information and plans; and (iii) the terms of this Agreement. "Confidential Information" will not include information that the receiving party can show (a) is or becomes generally known or publicly available through no fault of the receiving party; (b) is known by or in the possession of the receiving party prior to its disclosure, as evidenced by business records, and is not subject to restriction; or (c) is lawfully obtained from a third party who has the right to make such disclosure.

b) Media releases and publications. InterCare shall not issue a media release or publication involving any information relating directly or indirectly to Meridian, without the written pre-approval of Meridian.

c) Headings. The headings of paragraphs and subparagraphs herein are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

d) Notices. Any notices required under this Agreement shall be given in writing, via overnight courier, registered air mail or facsimile, unless specified otherwise, to the contract coordinator. If notice is provided by fax, the facsimile must bear the sender's company name and facsimile number in the identifying line of the facsimile.

e) Taxes. InterCare shall be responsible for the payment of all taxes associated with this Agreement, including value added and withholding taxes which are levied or based upon this Agreement or the Products. Any taxes related to the Products licensed pursuant to this Agreement shall be paid by InterCare or InterCare shall present an exemption certificate acceptable to the taxing authorities.

19.     Assignment  and  Delegation
        ---------------------------

InterCare may not sell, transfer, assign, delegate or subcontract this Agreement or any right or obligation hereunder without the prior written consent of Meridian.

Meridian may assign any or all of its rights and obligations as set forth in this Agreement. Meridian will immediately notify InterCare of such partial or full assignment within 30 days from the date such assignment has been completed, and this Agreement shall be then amended to reflect such assignment.

20.     Governing  Law,  Venue,  and  Legal  Actions:
        ---------------------------------------------

a) The validity, construction and performance of this Agreement will be governed by the substantive law of the State of California, without regard to principles of conflict of laws, as if this Agreement were executed in, and fully performed within, the State of California. The United Nations Convention on the International Sale of Goods is specifically excluded from application to this Agreement.

b) Any dispute arising out of or relating to this Agreement shall be brought solely and exclusively in the appropriate court in Los Angeles, California, and each party irrevocably accepts and submits to the sole and exclusive jurisdiction of such court and agrees to waive any objection to the jurisdiction or convenience thereof.

c) If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, unenforceable, or in conflict with applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall remain valid and in effect.

21.     Entire  Agreement
        -----------------

This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements, oral or written, relating to the subject matter of this Agreement. No amendment, modification or waiver of any provision of this Agreement shall be effective unless it is set forth in a writing, refers to the provisions so affected and is executed by an authorized representative of the party to be charged. No failure or delay by either party in exercising any right, power or remedy will operate as a waiver of any such right, power or remedy.

22.     Counterparts
        ------------

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Signed  as  of  June  30,  2000  by:

-----------------------------          -----------------------------------------

      Meridian Holdings, Inc.                               InterCare.com,  Inc.



Appendix  A  -  MedMaster  products  list-price  for  the  U.S.A and Puerto Rico

The MedMaster products list-price will be in effect until June 30th , 2000 or until Meridian Holdings, Inc., publishes a new generally available list-price for North America. The list-price provides the means to determine MedMaster products licenses for the following:

1.     MedMaster  Central  Data  Repository                    Hospital
2.     MedMaster  acute  care / sub acute / inpatient          Hospital
3.     MedMaster  ambulatory  care / outpatient                Hospital/clinics
4.     MedMaster  nursing                                      Hospital/clinics
5.     MedMaster  imaging  archiving                           Hospital/clinics

1.     MedMaster  Central  Data  Repository

     This section relates to the licensing of the software components comprising the MedMaster Central Data Repository solution in a single hospital setting or multi-hospital IHDN (Integrated Healthcare Delivery Network) setting. The price of the MedMaster CDR licenses is dependent upon the aggregate number of acute / sub-acute care / long term care beds of the purchasing customer + the number of users in outpatient / ambulatory care / home care connected to the MedMaster CDR. For calculation purposes, every 5 users in the outpatient / ambulatory care / home care settings privileged to access the MedMaster CDR shall be considered a single bed.

     The basic MedMaster Central Data Repository licenses granted, will include the following products and associated quantities:

     -  1  IntegrationMaster  Master  Engine  (Inbound Engine & Outbound Engine)
           "Shell"     product  license
     - 1 IntegrationMaster Master Engine configuration application product license
     - 1 IntegrationMaster Master Engine remote-control application product license
     - 1 license of initial MedMaster Medical Knowledge Base /Lexicon (without formulary)
     -  1  license  of  initial  MedMaster  CDR databases (excluding Multimedia)
     -  1  license  of  VMDB  Engine  (Registry  database)
     -  1  license  of  VMDB  Engine  (Master  CDR  Server)
     -  1  license  of  VMDB  Engine  (Master  MKB  Server)
     -  1  license  of  VMDB  Engine (IntegrationMaster Control Database Server)
     -  3  VMDB  Registry  application  product  licenses
     -  3  VMDB  Data  Dictionary  application  product  licenses
     -  3  VMDB  Administrator  application  product  licenses
     -  3  BaseMaster  product  licenses
     -  3  DataMiner  product  licenses

<BTB>
Hospital / IHDN Aggregate Bed Size       Price per Bed
      1 - 100 beds                           $2,995
      101 - 200 beds                         $2,895
      201 - 300 beds                         $2,795
      301 - 400 beds                         $2,695
      401 - 500 beds                         $2,595
      501 - 600 beds                         $2,495
      601 - 700 beds                         $2,395
      701 - 800 beds                         $2,295
      801 - 900 beds                         $2,195
      901 - 1,000 beds                       $2,095
    1,001 - 1,250 beds                       $2,045
    1,251 - 1,500 beds                       $1,995
    1,501 - 1,750 beds                       $1,945
    1,751 - 2,000 beds                       $1,895
    2,001 - 2,500 beds                       $1,845
    2,501+ beds                              $1,795

       Add-ons MedMaster(TM) Central Data Repository Product Licenses List-price

<BTB>
Add-on / Additional Product Options                          Price
                Live, loosely-coupled MedMaser(TM) MKB/CDR
                Backup Server products, including: (a) VMDB(TM)
                Journal Server (b) MedMaster(TM) MKB VMDB(TM)
                Backup Engine, and (c) MedMaster(TM) CDR Backup Engine     15% from base MedMaster(TM) CDR
                                                                        licenses cost

               IntegrationMaster(TM) Backup Engine + Configuration
               application + Remote control application                 5% from base MedMaster(TM) CDR
                                                                        licenses cost

       Additional BaseMaster(TM) product license                  $4,995 per seat
       Additional DataMiner product license                     $4,995 per seat
       Additional VMDB(TM) Registry product license               $1,995 per seat
       Additional VMDB(TM) Data Dictionary product license        $1,995 per seat
       Additional VMDB(TM) Administrator product license          $1,995 per seat

2.     Acute care / sub acute care / inpatient workstation licenses (WardMaster)

     This section relates to MedMaster clinical workstation products licenses sale for acute care / sub-acute care / inpatient / long term care to a single hospital / multi-hospitals operating under an IHDN (Integrated Healthcare
Delivery Network) setting. This section provides for WardMaster licenses, excluding CareMaster (Pathways, Care plans, Cost, Staffing and Quality control functionality). Cost of licenses shall be calculated per the aggregate number of acute care / sub acute care / inpatient / long term care beds in the hospitals purchasing the licenses under a single purchase contract. WardMaster licenses purchase require at the minimum the purchase of at least base MedMaster CDR licenses:

<BTB>
Hospital / IHDN Aggregate Bed Size     WardMaster(TM) Price per Bed
              1 - 100 beds                          $5,995
            101 - 200 beds                          $5,845
            201 - 300 beds                          $5,695
            301 - 400 beds                          $5,545
            401 - 500 beds                          $5,395
            501 - 600 beds                          $5,195
            601 - 700 beds                          $5,045
            701 - 800 beds                          $4,895
            801 - 900 beds                          $4,745
            901 - 1,000 beds                        $4,595
          1,001 - 1,250 beds                        $4,495
          1,251 - 1,500 beds                        $4,395
          1,501 - 1,750 beds                        $4,295
          1,751 - 2,000 beds                        $4,195
          2,001 - 2,500 beds                        $4,095
          2,501+ beds                               $3,995

3.     Ambulatory  care  /  outpatient  workstation  licenses  (ClinicMaster)

       This section relates to a MedMaster clinical workstation products licenses sale for outpatient / ambulatory care / home care units and/or practices to a single hospital / multi-hospitals operating under an IHDN (Integrated Healthcare Delivery Network) setting. This section provides for ClinicMaster licenses, excluding CareMaster (Pathways, Care plans, Cost, Staffing and Quality control functionality). Cost of licenses shall be calculated per the number of aggregate users in the outpatient clinics and affiliated practices in the hospitals purchasing the licenses under a single purchase contract. ClinicMaster licenses purchase require at the minimum the purchase of at least base MedMaster CDR licenses:

<BTB>
      Number of Aggregate Users                Price per registered user
  1 -  50 users                                $2,995
 51 - 100 users                                $2,895
101 - 150 users                                $2,795
151 - 200 users                                $2,695
201 - 250 users                                $2,595
251 - 300 users                                $2,495
301 - 350 users                                $2,395
351 - 400 users                                $2,345
401 - 450 users                                $2,295
451 - 500 users                                $2,245
501 - 600 users                                $2,145
601 - 700 users                                $2,045
701 - 800 users                                $2,195
801 - 900 users                                $2,095
901 - 1,000 users                              $2,045
1,001+ users                                   $1,995

4.     MedMaster  Nursing  workstation  licenses  (CareMaster  functionality)

     This section relates to a MedMaster add-on nursing module licenses as incorporated and fully integrated in either ClinicMaster and/or WardMaster. This add-on module, incorporates a large variety of functionality tightly integrated and inter-operated with ClinicMaster / WardMaster, amongst it nursing orders, results, nursing unit floor activity support, pathways, care plans, pathways-to-care plans automatic conversion, care plans-to-pathways automatic conversion, enterprise-wide multi-level and multi-disciplinary cost calculation, qualify control, quality assurance, etc. This add-on module was designed and developed for hospitals and integrated healthcare delivery networks, implementing a lifetime longitudinal patient record throughout the entire continuum-of-care.

     When incorporated in WardMaster, the cost of this add-on module shall be calculated per the number of inpatient / acute care / long-term care beds under a single licenses purchase contract. If this module is incorporated in ClinicMaster for usage in outpatient / ambulatory care / home care settings, then each 3 users of this add-on module shall be considered a single bed for calculating the licenses cost.

     The cost of licenses provided in this section does not include any knowledge base licenses or services, which shall be (if requested by the customer) become a part of the implementation services of the final contract with the customer. It is made clear, that this add-on module cannot be licensed by the customer without first licensing the MedMaster CDR, WardMaster and/or ClinicMaster.

<BTB>
Hospital / IHDN Aggregate Bed Size        CareMaster(TM) Price per Bed
  1 - 100 beds                              $2,495
101 - 200 beds                              $2,445
201 - 300 beds                              $2,395
301 - 400 beds                              $2,345
401 - 500 beds                              $2,295
501 - 600 beds                              $2,245
601 - 700 beds                              $2,195
701 - 800 beds                              $2,145
801 - 900 beds                              $2,095
901 - 1,000 beds                            $2,045
1,001 - 1,250 beds                          $1,995
1,251 - 1,500 beds                          $1,945
1,501 - 1,750 beds                          $1,895
1,751 - 2,000 beds                          $1,845
2,001 - 2,500 beds                          $1,795
2,501+ beds                                 $1,745

5.     MedMaster  Imaging  Archiving  licenses  (ImageMaster)

      This  section  relates  to  a  MedMaster  functionality  in  providing:
-     Storage  of  images  in  the  MedMaster  CDR
-     Retrieval  of  images  from  the  MedMaster  CDR
-     Imaging  archiving  storage  functionality  into  the  MedMaster  using
      ImageMaster
- Imaging archiving retrieval functionality from MedMaster CDR, using ImageMaster and the licensed WardMaster / ClinicMaster
- Linking images to patients' open orders and results in the MedMaster CDR, using ImageMaster and the licensed WardMaster / ClinicMaster

     This section relates to the sale for imaging storage and retrieval functionality to a single hospital / multi-hospitals operating under an IHDN (Integrated Healthcare Delivery Network) setting. This section provides for ImageMaster licenses. Cost of licenses shall be calculated per the aggregate number of beds in the hospitals purchasing the licenses under a single purchase contract. If usage of ImageMaster is required in the ambulatory care / outpatient settings in addition to its use in the acute care / sub acute care / inpatient settings, then every 3 ImageMaster users shall be considered a single bed. ImageMaster licenses purchase require at the minimum the purchase of at least base MedMaster CDR licenses:

<BTB>
Hospital / IHDN Aggregate Bed Size      ImageMaster(TM) Price per Bed
  1 - 100 beds                          $1,195
101 - 200 beds                          $1,165
201 - 300 beds                          $1,135
301 - 400 beds                          $1,105
401 - 500 beds                          $1,075
501 - 600 beds                          $1,045
601 - 700 beds                          $1,015
701 - 800 beds                          $975
801 - 900 beds                          $945
901 - 1,000 beds                        $915
1,001 - 1,250 beds                      $885
1,251 - 1,500 beds                      $855
1,501 - 1,750 beds                      $825
1,751 - 2,000 beds                      $785
2,001 - 2,500 beds                      $755
2,501+ beds                             $725





  Appendix  B:    Meridian  Professional  Services  List-price
                --------------------------------------------

This Appendix represents the various Meridian services and expenses cost structure where InterCare provides a purchase order for Meridian professional services:


1.     Hourly  Rate  /  Flat  Daily  Rate  of  Meridian  Professional  Services
       ------------------------------------------------------------------------
(excluding  training  services)
       ------------------------

     Professional services provided by Meridians' employees and/or sub-contractors to InterCare will be priced according to hourly or flat daily rates basis, upon the sole discretion of InterCare:

<BTB>
     Meridian  employee  role         Hourly  Rate     Flat  Daily  Rate
     ------------------------         ------------     -----------------
     President  /  CEO               -  $500  US         -  $3,600  US
     Marketing  VP                   -  $350  US         -  $2,800  US
     Technical  VP                   -  $350  US         -  $2,800  US
     Support  VP                     -  $350  US         -  $2,800  US
     Physician                       -  $300  US         -  $2,800  US
     Director  of  Development       -  $300  US         -  $2,800  US
     Project  Manager                -  $200  US         -  $1,750  US
     Senior  Analyst                 -  $200  US         -  $1,750  US
     Senior  Software Engineer       -  $175  US         -  $1,350  US
     Senior  QA  Engineer            -  $175  US         -  $1,350  US
     Analyst                         -  $145  US         -  $1,125  US
     Software  Programmer            -  $145  US         -  $1,125  US
     QA  Engineer                    -  $125  US         -  $900    US
     Technical  Writer               -  $125  US         -  $900    US

     Such services shall be provided either in Meridians' offices in Israel through its wholly owned subsidiary Intercare (Israel) LTD, or in the U.S. upon the request of InterCare in the purchase order.

     Any international traveling round trip by a Meridian employee when providing professional services to InterCare will be considered (for the purpose of services cost calculation) a full working day using the flat daily rate.

     If a Meridian employee is required to stay in the U.S. while not working during or over a weekend as a part of his task to provide professional services to InterCare, then each such weekend shall be considered (for the purpose of services cost calculation) a full working day using the flat daily rate. In addition, all the accommodation and meals expenses generated to a Meridian employee during such weekend shall be fully reimbursed.

2.InterCare  commitment(s) to third party/ies for Meridian professional services
  ------------------------------------------------------------------------------
without  Meridian  written  pre-approval
----------------------------------------

     InterCare shall not, under any circumstances, commit any Meridian professional services , either in writing or verbally, to any third party, prior to a written pre-approval from Meridian. Any such commitment on the part of InterCare shall be null and void, and Meridian shall have no obligation to provide any such services.

     In the event that InterCare shall make such commitment without written pre-approval from Meridian, without derogating from the foregoing, Meridian may, at its sole discretion decide to execute such services, if upon the discretion of Meridian management a withdrawal from such commitment may generate a negative impact on Meridian business. Meridian will charge and invoice InterCare the sum it would have invoiced InterCare if InterCare would have provided a purchase order to Meridian and have received Meridian written pre-approval for providing these services.

3.     Process of request and approval of InterCare purchase orders for Meridian
       -------------------------------------------------------------------------
professional  services
----------------------

     It is mutually agreeable between the parties, that Meridian cannot guarantee in advance to provide professional services to InterCare in the scope or dates requested by InterCare. Meridian will make its best reasonable efforts to incorporate any InterCare services purchase order request within the activity plan of Meridian, subject to all other internal and external commitments of Meridian.

     Any request to Meridian for providing professional services from InterCare will require at least 15 business days advance notice, specifying the type of requested services, quantity of the requested services, location of the requested services and dates in which the requested services shall be provided. Meridian will make best effort to wave this wait period in the case of emergency or explainable high priority.

     After both parties have mutually agreed upon a specific Meridian professional services purchase by InterCare, the purchase order shall be approved and signed by an authorized persons of both parties prior to its execution.

4.     The  Meridian  Professional  Services  Purchase  Order  Template
       ----------------------------------------------------------------

     Meridian will provide InterCare the Meridian Professional Services Purchase Order template, which will be used by InterCare to submit services purchase orders to Meridian. It is mutually agreeable by both parties, that this template will be the only means upon which InterCare will submit such purchase orders to Meridian.

     The Meridian Professional Services Purchase Order template will specify, among other details, the minimum of the following:

-     General  definition  of  the  task  required  from  Meridian  to  perform
- Requested dates in which the services will be performed and/or deadline date to complete task
-     Type  of  Meridian  employee  requested
-     Cost  calculation  basis:  Hourly  rate  or  flat  daily  rate
-     Requested  quantity  of  services
- Cap (if applicable) on expenses reimbursement associated with providing the services

5.     Expenses  reimbursement  guidelines
       -----------------------------------

     In addition to hourly/flat daily rates, InterCare will reimburse Meridian on all expenses associated with the professional services provided by Meridian to InterCare according to the following:

     Only actual expenses incurred by Meridian in association with providing the professional services to InterCare will be invoiced to InterCare. InterCare will have the right to request Meridian to provide photo copies of documentation of any expense invoiced.

     If Meridian is able to combine professional services to InterCare with professional services provided by Meridian to its other partners / customers, the travel expenses will be divided proportionally between all partners / customers involved.

6.     Expenses  reimbursement  categories  and  calculation
       -----------------------------------------------------


   The following guidelines for expenses reimbursement are mutually agreeable by both parties:

Expense Category                               Reimbursement Guidelines
Air fair (international and domestic flights)     Meridian employees will
                                                  travel on economy class,
                                                  unless such class is not
                                                  available. Meridian will
                                                  make best reasonable efforts
                                                  to obtain the best air fair
                                                  possible for traveling on
                                                  behalf of providing professional
                                                  services to InterCare. In any case,
                                                  when expected traveling costs exceed
                                                  $2,500 US per Meridian employee in
                                                  single purchase order, InterCare's
                                                  prior written approval of the additional
                                                  shall be required.

Lodging                                           The lower of: (a) actual expenses  and
                                                 (b) $200 US per day. If expected cost of
                                                  lodging exceeds $200 US per day, then
                                                  InterCare's prior written approval of such
                                                  additional cost shall be required.

Meals                                             The lower of: (a) actual expenses and
                                                  (b) $75 US per day.

Car rental                                        The lower of: (a) actual expenses
                                                  (b) $75 US per day.
Fuel                                               Actual expenses

Out-of-pocket expenses                             Actual expenses

     As InterCare may obtain better rates from its providers for air fair, accommodation and car rental, InterCare is entitled, upon its sole discretion, to directly cover these expenses when a Meridian employee comes to the U.S. to provide professional services for or on behalf of InterCare. These directly covered expenses by InterCare shall not be reimbursed.

     In addition to the reimbursed expenses accumulative sum, Meridian will charge InterCare with additional 10% on top of the accumulative expenses sum for management and administrative overhead.

7.     Training  services
       ------------------

     Training  services  may  be  provided  by Meridian in 3 optional locations:

-     Meridian  offices  in  U.S
-     Meridian  offices  in  Israel
-     InterCare  offices  in  the  U.S.
-     InterCare  customer  facilities  in  the  U.S.

     Meridian will be responsible to provide the participants in each training session with all necessary materials required for a successful completion and qualification in the training session. Such materials shall be provided by Meridian per training session at no additional cost.

     The structure of Meridian training services cost to InterCare shall be associated with the location where these services are provided.

     (a) Training InterCare employees and/or InterCare partners' employees and/or customers' employees in Israel

     (1) The cost of such training in Meridian facilities in Israel will be as follows:

 <BTB>   Total Number of Trainees (per training session)  Cost Per Trainee Per Day
1-4                                                  $ 995
5-8                                                  $ 895
9-15                                                 $ 795
15 or more                                           $ 695

(2) In addition to the payment by InterCare to Meridian on behalf of the trainees in each training session, InterCare will cover all expenses associated with the participation of its employees or its customer employees in the training, including but not limited to traveling, accommodation, food, car rental, gas and any such additional expenses.

     (b) Training InterCare employees and/or InterCare partners' employees and/or InterCare customers' employees in InterCare offices in the U.S.

     (1) The cost of training in InterCare facilities in the U.S. will be according to the table set forth in Section 7(a)(1) above.

     (2) In addition, InterCare will pay Meridian a fixed sum of $1,750 per each Meridian trainer employee arriving to the U.S. to provide these training services, covering the international round trip time. InterCare shall also cover all associated expenses incurred by Meridian employees providing such training services in the U.S (including over the weekend expenses), subject to the standard expenses reimbursement terms and conditions defined in this Appendix.

     (3) When Meridian provides training services to and/or on behalf of InterCare in InterCare's facilities in the U.S., InterCare shall bear any and all expenses associated with the facility, technical infrastructure, training and hardware equipment, and any other expense associated with the execution of the training session. InterCare shall be also responsible for all expenses associated with the participation of any participant in the training, including but not limited to traveling, accommodation, food, car rental, gas and any such additional expenses.

     (c) Training InterCare partner's employees and/or InterCare customer's employees on the InterCare partner / customer facility

     InterCare may request Meridian to provide professional training services to its partners and/or customers on site. InterCare shall specify to Meridian how many Meridian training employees shall be required per each training session conducted on the customer site. InterCare shall pay Meridian $2,995 per day per each Meridian training employee.

     In  addition,  Sections  7  (b)  (2)  and  (3)  shall  apply.

8. IntegrationMaster(TM) Interfaces Development Services / Cost

     The MedMaster system integration architecture incorporates two system integration toolsets: (a) Off-the-shelf interface engine, and (b) IntegrationMaster. The IntegrationMaster products communicates with the interface engine via the MedMaster Data Exchange Protocol. This protocol is completely logical, and the specific Legacy messages in each site are transparent to it.

     This section, specifies the different message types (inbound & outbound) available for purchase by customers as an integral part of the system integration services provided by Meridian. Each of these interfaces, will be developed or provided at the cost specified in the tables below:

     Inbound  Message  Interfaces  (Legacy  systems  to  MedMaster  CDR)

<BTB>
Message Interface Category          Message Interface         Message Interface
Category                            Type and Description      Cost

Patient  Demography Registration    New patient                   $14,995
                                    Update existing patient       $12,495
                                    Merge two patient files
                                    into one consolidated file    $14,995
ADT                                 Outpatient admission           $9,995
                                    Outpatient discharge           $9,995
                                    Outpatient transfer to
                                    Inpatient                      $9,995
                                    Inpatient transfer to
                                    Outpatient                     $9,995
                                    Inpatient admission            $9,995
                                    Inpatient transfer             $9,995
                                    Inpatient transfer cancel      $9,995
                                    Inpatient discharge            $9,995
                                    Inpatient discharge cancel     $9,995
Order Entry                         Lab order                      $9,995
                                    Radiology order                $9,995
                                    Other tests order              $9,995
                                    Prescription order             $9,995
Result Reporting                    Numeric lab result             $9,995
                                    Text lab result                $7,495
                                    Profile lab result            $14,995
                                    Microbiology lab result       $14,995
                                    Radiology result               $7,495
                                    Other test result              $7,495
Transcription                       Result reporting               $7,495
                                    Medical history                $7,495
                                    Encounter summary              $7,495
Billing / Charges                   Single item charges            $9,995
                                    Encounter charges summary     $14,995

   Outbound Message Interfaces (From MedMaster(TM) products to  Legacy systems)

<BTB>
Message Interface Category          Message Interface         Message Interface
Category                            Type and Description      Cost

Patient Demography Registration           New patient                $14,995
                                          Update existing patient    $12,495
                                          Merge two patient files
                                          into one consolidated file $14,995
Order Entry                               Lab order                   $9,995
                                          Radiology order             $9,995
                                          Other tests order           $9,995
                                          Prescription order          $9,995
Result Reporting                          Numeric lab result          $9,995
                                          Text lab result             $7,495
                                          Microbiology lab result    $14,995
                                          Radiology result            $7,495
                                          Other test result           $7,495

Encounter Summary                         Outpatient encounter
                                          summary                    $14,995
                                          Inpatient encounter
                                          summary                    $14,995

Appendix D:    Source-Code Escrow Agreement

Meridian agrees to execute an Escrow Agreement, in which the source code of its MedMaster Products (as defined in this agreement), which were purchased by InterCare partners and/or InterCare customers, will be placed with Fort Knox Escrow agents, which will serve as the Escrow Agent for both parties.

InterCare will be granted access to the source code only under the following conditions:

1. Meridian discontinues making available or performing Level 3 Maintenance and Support Services for its Products, and does not restart making available or performing such Level 3 Maintenance and Support services within thirty (30) days after InterCare's written demand is received by Meridian.

2. Meridian substantially defaults in its performance of its MedMaster products Level 3 Maintenance and Support Services commitments, as set forth in the Agreement, and does not cure such substantial default within thirty (30) days after InterCare's written demand is received by Meridian.

3. Meridian discontinues business operations generally, and no other third party assumes its material commitments and obligations as set forth in this Agreement, within thirty (30) days from the effective date Meridian discontinued its business operations.

4. All or substantially all of Meridian assets or obligations under this Agreement, have been transferred to a third party which has not assumed, within thirty (30) days following such transfer, all of Meridian' obligations set forth in this Agreement.

If InterCare is granted access to the source code subject to the terms and conditions above, such access shall be solely for the purpose of enabling InterCare to execute its maintenance and support obligations to business partners or customers which have signed Annual Maintenance and Supports contracts with InterCare and continuously pay their Annual Maintenance and Support Fees. It its clarified and mutually agreeable by both parties, that notwithstanding InterCare access to the source code, the full ownership and intellectual property of all Products will continue to be fully owned by Meridian and/or its successors.

A detailed Escrow Agent Agreement between Meridian, InterCare and Fort Knox, which is based upon the terms and conditions in this Appendix, and the standard Fort Knox Escrow Agreement will be signed once InterCare establishes an Escrow account with Fort Knox. InterCare will bear all the costs of setting up the initial Escrow Agent account with Fort Knox, and for its on-going maintenance costs / expenses.

The Escrow Agreement between the parties shall automatically terminate upon the later of the 2 (two) following events: (a) The Agreement between the parties is terminated (b) InterCare has no more obligations to customers to provide any Annual MedMaster Maintenance and Support services.

Terms not defined herein shall have the same meaning ascribed to them in the Agreement.

Appendix  E:    Non-disclosure  Agreement
                -------------------------

Meridian Holdings, Inc., a company organized and existing under the laws of the state of Colorado (the "Transferor") and InterCare.com, Inc. (Aka "Intercare.com-dx, Inc."), a company organized and existing under the laws of the State of California, U.S.A (the "Recipient") hereby agree as follows:

All technical, commercial and financial information, whether communicated orally or in writing (including but not limited to, documentation, drawings, designs, reports, surveys, questionnaires, correspondence, data, specifications, and/or the like), furnished and/or computer software either in source code or object code transferred by the Transferor to the Recipient in respect of Meridian MedMaster and VMDB products (collectively the "Proprietary Data"), shall, save as otherwise provided in section 5 below, be deemed to be proprietary to the Transferor.

The Recipient agrees to retain the Proprietary Data in strict confidence and shall exert the same effort and shall take the same steps to avoid disclosure of the Proprietary Data as the Recipient employs with respect to its own confidential and proprietary information.

Recipient shall not, directly or indirectly, communicate, publish, describe, or divulge the Proprietary Data to others, except to the Recipient's employees on a need to know basis to the extent necessary and, provided further, that each authorized employee of the Recipient to whom any of the Proprietary Data is communicated will be informed that same is confidential and will agree not to disclose such Proprietary Data to others. The restriction set forth above shall not apply in respect of the Proprietary Data, other documentation or information which:
at  the  time  of  disclosure,  is  in  the  public  domain;
after disclosure becomes a part of the public domain through no breach of confidentiality obligations by the Recipient, any of its employees or third party;
is required to be disclosed under applicable law, subject to the Recipient giving prior notice to the Transferor.

Nothing contained in this agreement will be construed as creating an express or implied license to the Recipient to practice the Proprietary Data or as a commitment or an obligation on the part of the Transferor or the Recipient to enter into any future agreement relating to the Proprietary Data.

Appendix  H:    Revenue  Sharing
                ----------------


a)     Revenue  to  Meridian from Sales of Products by InterCare to customers as
       -------------------------------------------------------------------------
prime  contractor
 ----------------

     Meridian shall receive from InterCare: (a) XX% of the list price of Products (as defined in Appendix A to this Agreement) as sold by InterCare to a customer, or (b) XX% of a discounted list price of Products (as defined in Appendix A to this Agreement) as sold by InterCare to a customer, if such discounted price is mutually agreed upon on a case-by-case basis in advance and in writing between Meridian and InterCare. The sum payable by InterCare to Meridian, subject to the terms and conditions of this Section a), shall be the Purchase Price of Products for all purposes.

b)     Revenue to Meridian from Sales of Products by InterCare to InterCare VARs
       -------------------------------------------------------------------------

     Meridian shall receive from InterCare: (a) XX% of the list price of Products (as defined in Appendix A to this Agreement) as sold by a InterCare VAR to such InterCare VAR's Customer, or (b) XX% of a discounted list price of Products (as defined in Appendix A to this Agreement) as sold by a VAR to such VAR's customer, if such discounted price has been agreed upon in advance and in writing between Meridian and InterCare. The sum payable by InterCare to Meridian, subject to the terms and conditions of this Section b), shall be the Purchase Price of Products for all purposes.

Any document furnished by the Transferor to the Recipient containing Proprietary Data shall be promptly returned to the Transferor or destroyed upon the Transferor's request upon termination of the MedMaster VAR Agreement. Recipient may maintain one copy of the Proprietary Data for archival purposes only. This agreement shall continue in full force and effect for a period of 2 (two) years after termination of the MedMaster VAR Agreement.
Any and all notices and communications in connection with this agreement shall be addressed to Meridian' CEO on the Transferor part and InterCare's CEO on the Recipient part at the addresses set forth in the MedMaster VAR Agreement. In the event of a breach or threatened breach by the Recipient of the provisions of this agreement, Transferor shall be entitled to seek an injunction restraining Recipient from the disclosure or unauthorized use, in whole or in part, of any Proprietary data protected under the terms of this agreement. Nothing herein shall be construed as prohibiting Transferor from pursuing any other remedy available to it for such breach or threatened breach, including recovery of damages.
This agreement contains the entire understanding between the parties with respect to the matters contemplated herein and supersedes all previous written and oral negotiation, commitments and understandings. This agreement cannot be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto and making specific reference to this Agreement. This agreement shall be governed by, and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this agreement as of _____________

________________________________          _____________________________
Meridian  Holdings,  Inc.                      InterCare.com,  Inc.


Appendix  F:    Purchase  Procedures  of  MedMaster  products
                ---------------------------------------------

1. InterCare will issue a Products Purchase Order to Meridian, stating the type of each of the purchased products, its version, the quantity of each purchased product, the accumulative price per purchased product, the total of the Purchase order and the payment schedule for the products. The products and prices in the Purchase order will reflect the definitions of revenue sharing between the parties and the products list-price or actual customer purchase price as outlined in the Agreement and its Appendix. InterCare's Purchase Order will include a unique enumerator, which will be the basis for uniquely identifying the Purchase Order by both parties.

2. Upon the receipt of a Products Purchase Order from InterCare, Meridian will review it in light of the Agreement between the parties. If the Products Purchase Orders is fully compliant with the Agreement's terms and conditions, Meridian will send InterCare its approval of the Products Purchase Order. If not, both parties will negotiate the Products Purchase Order until it is mutually agreeable.

3. Upon approval of InterCare's Products Purchase Order by Meridian, Meridian will send InterCare a signed Product Purchase Pro-forma, specifying amongst other details the following:

-     Date  of  delivery
-     Media  upon  which  products  to  be  delivered
-     Method  of  delivery
-     Identification  of  ordered  products  (including  version)
-     Quantity  of  each  product  ordered
-     Price  of  each  product  purchased  for  InterCare
-     Total  price  of  the  products  purchased
-     Detailed  description  of  payment  schedule

4. Upon receipt of the Products Purchase Pro-forma, InterCare will sign and approve it and send to Meridian by fax within 5 business days.

5. Following the receipts signed Products Purchase Pro-forma from InterCare, Meridian will export to InterCare a master CD-ROM, which provides InterCare with the ability to download the type and the number of ordered products in the Products Purchase Pro-forma.

6. Meridian will invoice InterCare on behalf of the purchased products subject to the payment schedule as defined in the mutually signed Products Purchase Pro-forma.


                                Exhibit  G

                              FORM  OF  PRESS  RELEASE


FOR  IMMEDIATE  RELEASE:       Thursday,  June  29,  2000

CONTACT: Anthony  C.  Dike,  Chairman/CEO       Madeleine  Franco
         Meridian  Holdings,  Inc.              Jordan  Richard  Assoc
         213-627-8878                           801-268-8610
         www.meho.com                           ir@jordanrichard.com


              Meridian  Holdings,  Inc.  Completes  Asset  Purchase

LOS  ANGELES,  June  29  /PRNewswire/  --  Anthony  C. Dike, Chairman and CEO of
Meridian
Holdings,  Inc.  (OTC  Bulletin  Board:  MEHO  - news), announced today that the
                                         ----    ----
company
has completed a purchased of all the assets of Sirius Computerized Technologies Limited (Israel), consisting primarily of intellectual property and technology related to that company's software used in healthcare management. The asset purchase includes the highly innovative intellectual property commonly known as MedMaster(TM) and the associated Virtual Multi-object-architecture Database
(VMDB), as well as all components, subsystems, source code and documentation. Additional details were not disclosed.

The MedMaster health care management solutions are utilized by approximately over 50 health care facilities throughout North America, and the majority of hospitals in the State of Israel. Pursuant to this asset purchase, Meridian is currently in negotiation concerning a national partnership with a major multinational corporation in support of the comprehensive deployment of the technology. The MedMaster(TM) product line provides an intuitive solution for routine usage by care givers, and also provides the medical enterprise with valuable sources of measurable medical information required for the complex tasks of healthcare management.

    "We are enthusiastic about this asset purchase, which is a valuable addition to the Meridian portfolio, and we look forward to capturing many market opportunities as a result," said Dike.

About  Meridian  Holdings,  Inc.
Meridian Holdings, Inc. is an acquisition-oriented business enterprise focused on building, operating and managing a portfolio of business-to-business companies. Meridian seeks to acquire majority or controlling interests in companies engaged in e-commerce, e-communication, and e-business services, which will allow the holding company to actively participate in management, operations and finances. Meridian's network of affiliated companies is designed to encourage maximum leverage of information technology, operational excellence, industry expertise and synergistic business opportunity. Meridian is committed to building shareholder value by positioning affiliated companies as independent business entities in which Meridian shareholders enjoy equity participation. Visit Meridian's web site at www.meho.com
                                  ------------

NOTE: Statements in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Material that is forward-looking may contain statements about expected future events and/or financial results that are forward-looking in nature. Editors and investors are cautioned that such forward-looking statements invoke risk and uncertainties that may cause the company's results to differ from such forward-looking statements. These include, but are not limited to, economic, competitive, governmental, technological and other factors discussed in the statements and/or in the company's filings with the Securities and Exchange Commission.
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